UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 27, 2008 (March 20, 2008)

CHAPEAU, INC.
(Exact name of registrant as specified in its charter)

Utah	033-01289-D	87-0431831
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1190 Suncast Lane, Suite 2, El Dorado Hills, California	95762
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (916) 939-8700

                           Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR 240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 20, 2008, Chapeau, Inc., a Utah corporation (“Chapeau”), entered into a Turnkey Project Acquisition, Loan and Security Agreement (the “Agreement”) with TEFCO, LLC, a Virginia limited liability company (“TEFCO”). The Agreement amends and restates in its entirety that certain Joint Venture Agreement, dated December 14, 2007, by and between Chapeau and TEFCO, the execution of which was initially disclosed in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on December 17, 2007 and a copy of which was filed as Exhibit 10.1 to Chapeau’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2007.

TEFCO was formed for the purpose of acquiring and owning turnkey projects employing Chapeau’s EnviroGen® Energy Modules for the tolling of energy in combined heat and power and combined cooling, heat and power applications pursuant to discount energy service or purchase agreements (“DESAs”) with the customer consumers of the energy.  The members of TEFCO include Gordon V. Smith, a director and substantial shareholder of Chapeau, who owns an approximate 36% membership interest in TEFCO.  In addition to the investor group, Chapeau has a 9.5% membership interest in TEFCO, which it received in exchange for non-monetary contributions to TEFCO.

Under the terms of the Agreement, TEFCO has agreed to acquire from Chapeau, for an aggregate purchase price of approximately $9.6 million, each of the turnkey projects in existence as of the date of the Agreement with the purchase and sale to take place subsequent to that date upon which Chapeau obtains consents to the assignment of the related DESAs from the customer counterparties to such DESAs.

TEFCO is also granted a right of first offer to purchase the next $600 million of Chapeau’s turnkey projects on the terms and conditions set forth in the Agreement.  In the event TEFCO declines to purchase a turnkey project, Chapeau may seek alternative financing for the manufacture and sale of any such turnkey project. The acquisition of the turnkey projects by TEFCO will be structured such that the target rate of return to TEFCO is 17% on the first $300 million of turnkey projects acquired and 15% on the second $300 million of turnkey projects acquired.  In the event TEFCO exercises its right of first offer to acquire $600 million of turnkey projects, it will then have the right to acquire subsequent turnkey projects on terms and conditions to be mutually agreed upon by Chapeau and TEFCO at that time.

With respect to the acquisition of a particular turnkey project, in general TEFCO will advance Chapeau 35% of the purchase price for such turnkey project upon execution of a related DESA by the customer.  TEFCO will advance the remaining funds pursuant to a mutually agreed upon funding schedule detailed in the Agreement.  Chapeau will operate, service and maintain each such turnkey project pursuant to Chapeau’s Continuing Service Obligation as set forth in the Agreement.

Certain information required to be reported pursuant to this Item 1.01 has been provided below pursuant to Item 2.03 and Item 3.02 and is incorporated herein by reference. The foregoing summary description of the Agreement is qualified in its entirety by reference to the Agreement, which is filed herewith as Exhibit 10.1.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Pursuant to the terms of the Agreement, TEFCO has loaned Chapeau $10 million for general working capital purposes under the terms of a senior secured two-year promissory note (the “Note”).  Interest only payments are due quarterly in shares of Chapeau’s common stock.  The number of shares of common stock to be issued to cover such quarterly interest payments will be determined as follows: (i) (A) the principal balance in question multiplied by (B) 0.17, with such product then multiplied by (ii) (A) the number of days in the period for which the principal balance in question was outstanding divided by (B) 365, and with such amount then divided by (iii) the volume weighted average closing price of one share of Common Stock on the over-the-counter bulletin board, or such other exchange, market or listing service on which shares of Common Stock trade subsequent to the date of this Note, over the quarterly period in question.

The Note may be prepaid at any time without penalty and is secured by all of Chapeau’s assets.  Upon the institution of voluntary or involuntary insolvency proceedings, bankruptcy, liquidation, receivership or similar action, the Note shall become automatically and immediately due and payable in full without notice or demand of any kind by TEFCO.  In addition, upon the occurrence of certain other events detailed in the Agreement, including Chapeau’s failure to timely pay any amount due under the Note within 5 business days of its due date or the occurrence of a material breach by Chapeau of its representations and warranties contained in the Agreement which, if capable of being cured, is not cured within the time frame set forth in the Agreement, TEFCO may declare the Note immediately due and payable in full.

Certain information required to be reported pursuant to this Item 2.03 has been provided above pursuant to Item 1.01 and is incorporated herein by reference. The foregoing summary description of the Note is qualified in its entirety by reference to the Note, which is filed herewith as Exhibit 10.2.

Item 3.02.  Unregistered Sales of Equity Securities.

In connection with the funding of the Note, on March 21, 2008 Chapeau issued to TEFCO a two year option to acquire 5 million shares of Chapeau common stock.  The option is immediately exercisable and expires on March 21, 2010.  In addition, the option will become null and void upon the occurrence of certain events detailed in the option. The exercise price per share is equal to 90% of the average closing price per share of the common stock on the over-the-counter bulletin board during the 30 day period prior to December 14, 2007 (the date of the execution of the Joint Venture Agreement), which was approximately $1.20. The foregoing summary description of the option is qualified in its entirety by reference to the option, which is filed herewith as Exhibit 4.1.

On March 21, 2008, Chapeau also issued to TEFCO a five year warrant to acquire 5 million shares of Chapeau common stock.  The warrant is immediately exercisable and expires on March 21, 2013.  In addition, the warrant will become null and void upon the occurrence of certain events detailed in the warrant.  The exercise price per share is equal to 150% of the average closing price per share of the common stock on the over-the-counter bulleting board during the 30 day period prior to December 14, 2007 (the date of the execution of the Joint Venture Agreement), which was approximately $1.99.  The foregoing summary description of the warrant is qualified in its entirety by reference to the warrant, which is filed herewith as Exhibit 4.2.

Finally, Chapeau shall issue to TEFCO (or its designees) 587,094 shares of common stock in payment of a facilities fee provided for under the Agreement (the “Facilities Fee”).

TEFCO has been granted certain registration rights with respect to the common stock underlying the option and the warrant and issuable as the Facilities Fee (the “Shares”). Pursuant to the Registration Rights Agreement, among other things, Chapeau has agreed to file a registration statement relating to the Shares by March 20, 2009, which registration statement must be declared effective within 180 days of the initial filing.  In the event Chapeau has not met the filing or effectiveness obligations under the Registration Rights Agreement by the requisite time periods, Chapeau will owe TEFCO up to 2% of the value of the Shares covered by the registration statement.  TEFCO is also granted unlimited piggy back registration rights, subject to customary limitations, during the 5 year period ending on March 20, 2013.  The Registration Rights Agreement shall terminate upon the earliest to occur of the sixth anniversary of the execution of the Registration Rights Agreement or certain other events set forth therein. The foregoing summary description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, which is filed herewith as Exhibit 10.3.

The option, warrant and shares of common stock issuable as the Facilities Fee were issued in connection with the Agreement and in consideration of the benefits inuring to Chapeau thereunder. The option, warrant and shares of common stock were issued in compliance with and reliance on the exemptions afforded under Section 4(2) of the Securities Act of 1933, as amended, for a private placement of securities.  Chapeau has taken reasonable and customary steps to assure that TEFCO and each of its members is an “accredited investor” as that term is defined in Rule 501 of Regulation D. Chapeau did not offer or sell any securities by any form of general solicitation or general advertising, and Chapeau used reasonable care to assure that TEFCO and its members are not underwriters within the meaning of Section 2(11) of the Act by, among other things, affixing a legend on the certificates representing the securities stating that the securities have not been registered under the Securities Act of 1933, as amended, and referring to the restrictions on transferability and sale of such securities.

Item 9.01 Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit 4.1  Option to Purchase Common Stock of Chapeau, Inc. issued to TEFCO, LLC.

Exhibit 4.2  Warrant to Purchase Common Stock of Chapeau, Inc. issued to TEFCO, LLC.

Exhibit 10.1 Turnkey Project Acquisition, Loan and Security Agreement, dated March 20, 2008, between Chapeau, Inc. and TEFCO, LLC.

Exhibit 10.2  Secured Promissory Note, dated March 20, 2008, between TEFCO, LLC, as lender, and Chapeau, Inc., as borrower.

Exhibit 10.3  Registration Rights Agreement, dated March 20, 2008, between Chapeau, Inc. and TEFCO, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAPEAU, INC.

Date: March 27, 2008	By: /s/ Guy A. Archbold
Name: Guy A. Archbold
Title: Chief Executive Officer